 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 18, 2007

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ZULU ENERGY CORP.

(Name of Small Business issuer in its charter)

                   COLORAD0                           000-52272              20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

2610 - 1066 West Hastings Street

Vancouver, BC V6E 3X2

 (Address of principal executive offices)

(604) 602-1717

(Registrant’s telephone number)

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 Item 5 02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2007 the Board of Directors of the registrant accepted the resignation of Mr. Brant Hodyno as a director and officer.  Named to the Board were Mr. Satyen Deshpande of Denver, Colorado and Mr. Paul Stroud of Zurich, Switzerland.  Mr. Stroud was also appointed President, CEO and Secretary.  Mr. Deshpande was appointed Treasurer and Chief Financial Officer.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

Exhibit 99.1 Minutes of the meeting of the Board of Directors on July 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2007

ZULU Energy Corp.

/s/ Paul Stroud

     Paul Stroud, President, Secretary and Chief Executive Officer.